EVERGREENBANCORP, INC. DECLARES QUARTERLY CASH DIVIDEND

SEATTLE, WA – (MARKETWIRE) – April 23, 2007: The Board of Directors of EvergreenBancorp, Inc. (OTCBB:EVGG) has approved a quarterly cash dividend upon the common stock of the company, President and CEO Gerald O. Hatler announced today. A cash dividend of seven cents ($0.07) per share will be payable on May 16, 2007 to the shareholders of record as of the close of business on May 1, 2007.

EvergreenBancorp, Inc. is a bank holding company headquartered in Seattle, Washington. Its wholly-owned subsidiary, EvergreenBank, was formed in 1971 and is an independent community bank with six offices in Seattle, Bellevue, Lynnwood, and Federal Way. It offers a full suite of personal and business banking services. Services include commercial, real estate, and consumer lending; savings, checking, and certificate of deposit accounts; health savings accounts; Internet banking; and merchant credit card processing services.

EvergreenBancorp stock trades on the Over-The-Counter Bulletin Board under the EVGG symbol. Visit www.EvergreenBancorp.com to learn more.

Contact:
Gordon D. Browning
Executive VP & CFO
206/749-7350
gordon.browning@evergreenbank.com